PROMISSORY NOTE

TO: Medipac (US) International Inc. and Theodore Popel, "as their interests may apply". (Referred to in this document as "Lender").

1. PROMISE TO PAY

     FOR VALUE RECEIVED Carbiz Inc. (the "Borrower" or "Debtor") promises to pay, ON OR BEFORE SEPTEMBER 1, 2006 (the "Maturity Date"), to or to the order of [Lender] (the "Lender"), at the above address, the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) US (the "Principal Amount"), which sum shall be drawn down by the Borrower in accordance with the following schedule:

On or *** about*** July 25, 2005	$50,000
August 1, 2005	$50,000
September 1, 2005	$50,000

in lawful money of the U.S.A., together with interest and other fees and monies which may from time to time be owing hereunder or pursuant hereto, which amount represents a loan made to the undersigned by Lender on the dates described above.

2. INTEREST RATE AND PAYMENTS

     The Borrower shall pay interest on the Principal Amount computed from the date of advance of monies by the Lender to the Borrower hereunder at a rate of 17.7% per annum (the "Interest Rate"). Interest shall be payable in lawful money of the United States of America on the balance from time to time outstanding of the Principal Amount of this Promissory Note and on any other monies due and payable hereunder (including the interest) at the Interest Rate calculated and payable monthly in arrears on the last business day of each month during the term of this Note.

     Payments equal to FIFTEEN THOUSAND DOLLARS ($15,000) US, which amount shall include principal and interest, shall be made on the first day of each month beginning on October 1, 2005 and ending *** August 1, 2006***.

3. DEFAULT AND PENALTIES

The occurrence of any of the following shall constitute an Event of Default hereunder:

(a)	default in the payment of principal or interest in accordance with the terms hereof ; or

(b)	any misrepresentation by the Borrower as to any material matter hereunder.

     Upon the occurrence of the earlier of an Event of Default or the Maturity Date, the Principal Sum, plus interest at the Interest Rate, calculated and payable from the date of advance up to and including the Repayment Date, shall be immediately due and payable in full. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by this Note:

(a)	the Lender shall immediately be entitled to exercise any and all rights and remedies possessed by the Lender pursuant to the terms of the Note; and

(b)	the Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

4. SECURITY

     For value received, the undersigned hereby grants to the Lender a subordinate security interest, mortgage and charge (hereinafter collectively referred to as the "Security Interest") as hereinafter provided: (Subordinate to Automotive Finance Corporation)

(a)
a security interest in the undertaking of Debtor and all of Debtor's present and after acquired personal property including, without limitation, all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of Debtor (including such as may be returned to or repossessed by Debtor) and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of Debtor:

	A.	all Inventory of whatever kind and wherever situate;

B.
all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

C.
all Accounts and book debts and generally all debts, dues, claims, chooses in action and demands of every nature and kind howsoever arising or secured and whether arising in connection with an interest in real or personal property or otherwise, including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by Debtor (collectively referred to as the "Debts");

D.
all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable by the Debtor;

	E.	all contractual rights and insurance claims; and

F.
all patents, industrial designs, trade-marks, trade secrets and know-how, including without limitation, environmental technology and biotechnology, confidential information, trade-names, goodwill, copyrights, personality rights, plant breeders' rights, integrated circuit topographies, software and all other forms of intellectual and industrial property, and any registrations and applications for registration of any of the foregoing (collectively referred to as "Intellectual Property"); and

(b)
a mortgage and charge as and by way of a floating charge, in all of Debtor's present and after acquired interest in property, assets and undertaking not secured in (i) above, including all real, immoveable and leasehold property and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including without limitation, all structures, plants and other fixtures now owned or hereafter owned or acquired by or on behalf of Debtor (collectively referred to as "Real Property"); and

(c)	a Security Interest in all proceeds and renewals thereof, accretions thereto and substitutions therefor, all of the foregoing being hereinafter collectively referred to as the "Collateral".

     The Security Interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefor, but upon the enforcement of the Security Interest Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term. The Security Interest granted hereby shall also be subject to any valid prior security interest of the Debtor in force as at the date hereof.

     The terms "Goods", "Chattel Paper", "Document of Title", "Instrument", "Intangible", "Security", "proceeds", "Inventory", "equipment", "accessions", "Money", "Account", "financing statement" and "financing change statement" whenever used herein shall be interpreted pursuant to their respective meanings or comparable meanings under the Uniform Commercial Code ("UCC") of the state of the United States of America in which any such Collateral is located or where the Debtor conducts business or is organized . Provided always that the term "Goods" when used herein shall not include "consumer goods" of Debtor as that term is defined in the UCC and the term "Inventory" when used herein shall include livestock and the young thereof after conception and crops that become such during the term of this Security Agreement. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof'.

5. GOVERNING LAW AND JURISDICTION

     This Promissory Note shall be governed by and construed in accordance with, the laws of the State of Florida and the federal laws of the United States of America applicable therein (other than the conflict of laws rules).

     The parties hereby submit to the jurisdiction of the Courts of the State of Florida in respect of any dispute arising under this Promissory Note or any security related thereto.

6. NO DEDUCTION

     All payments of principal, interest, fees and other amounts to be made pursuant to this Promissory Note shall be made free and clear of and without deduction for, any and all present and future taxes, withholdings, levies, duties, any governmental charges and all liabilities with respect thereto, and without setoff, withholding, deduction or counterclaim of any kind whatsoever. If, with regard to any payment to be made the Borrower to the Lender pursuant to this Promissory Note, any deduction for any and all present and future taxes, withholdings, levies, duties, governmental charges or any liability with respect thereto as required by law, the Borrower shall pay such additional amounts as may be necessary in order that the net amount received by the Lender after such deduction shall equal each payment which would have been received by the Lender in the absence of such deduction.

7. NOTICE

     Any notice or written communication given pursuant to or in connection with this Promissory Note shall be in writing and shall be given by delivering the same personally or by prepaid courier, prepaid registered mail, or telecopier, addressed to the party to be notified at the address of such party set out herein or at such other address of which such party has given notice to the other party hereto. Any such notice shall be conclusively deemed to have been given and received on the day of actual receipt by the addressee or, if given by prepaid registered or certified mail, on the fifth day following the mailing date (absent a general disruption in postal service).

8. SUCCESSORS AND ASSIGNS

     This Promissory Note shall be binding upon the Borrower and his heirs, executors, administrators and other legal representatives and shall enure to the benefit of the Lender and its successors and assigns. Any references herein to the Lender or the Borrower shall include their respective successors and assigns as if specifically named. This Promissory Note may be assigned by the Lender and, if to assigned, the Lender shall provide the Borrower with written notice of such assignment. Present for payment, demand, protest, notice of protest, notice of dishonour and statutory days of grace respecting this Promissory Note or hereby waived.

     IN WITNESS WHEREOF the Borrower has executed this Promissory Note effective as of the date first written above.

CARBIZ INC.

Per: /s/ Signature (c/s)